[FORM OF GLOBAL SECURITY]        EXHIBIT 4.1

     EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.05 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE
OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Cede & Co., has an interest herein.


                        FORD MOTOR CREDIT COMPANY
                                 $200,000,000
R1                                                    CUSIP 345397 RR 6
                      7.20% Notes due June 15, 2007


     FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on June 15, 2007, and to pay interest thereon from June 11, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 1997, at the rate of 7.20% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date.

     Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, or the City of Philadelphia, the Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

     This Security is one of the duly authorized securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture dated as of August 1, 1994 (the "Indenture"), between the Company and First Union National Bank (formerly First Fidelity Bank, National Association), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing $200,000,000 aggregate principal amount of the Company's 7.20% Notes due June 15, 2007, limited in aggregate principal amount to $1,000,000,000.

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities of this series such additional amounts as are necessary in order that the net payment by the Company or a Paying Agent of the principal of and interest thereon in respect of any beneficial owner thereof who is a non-United States person, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Securities of this series in respect of such beneficial owner, to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the beneficial owner of any portion of the Securities of this series, or a fiduciary, settlor, beneficiary, member or shareholder of such beneficial owner if such beneficial owner is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

               (a) being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States;

               (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

               (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

               (d) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

          (2) to any beneficial owner of the Securities of this series that is not the sole beneficial owner of any Security of this Series, or portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of a beneficial owner of any portion of the Securities of this series or any other person to comply with the certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of any portion of the Securities of this series, if compliance is required by statute or by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a Paying Agent from the payment;

          (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Securities of this series, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any combination of items (1), (2), (3), (4),
     (5), (6) and (7).


The Securities of this series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after June 4, 1997, the Company becomes or will become obligated to pay additional amounts as described above with respect to any Securities of this series or (b) any act is taken by a taxing authority of the United States on or after June 4, 1997, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts with respect to any Securities of this series, then the Company may, at its option, redeem, as a whole, but not in part, all of the Securities of this series on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption, provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Securities of this series. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the Untied States results in a substantial probability that it will or may be required to pay the additional amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Securities of this series pursuant to their terms.

     As used herein, the term "United States" means the United States of American (including the States and the District of Columbia), and its territories, its possessions and other areas subject to its jurisdiction; the term "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source; and "non-United States person" means a person who is not a United States person.

     Notices with respect to the Securities of this series will be published in newspapers in The City of New York, in London, and, so long as the Securities of this series are listed on the Luxembourg Stock Exchange, in Luxembourg, on the Hong Kong Stock Exchange, in Hong Kong, and on the Singapore Stock Exchange, in Singapore. It is expected that publication will be made in The City of New York in The Wall Street Journal, in London in the

Financial Times, in Luxembourg in the Luxemburger Wort, in Hong Kong in the South China Morning Post, and in Singapore in the Business Times. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon the registration of transfer hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

     No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, particularly the limitation set forth in Section 2.05(b) of the Indenture, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security of this series for the same aggregate principal amount will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Upon the occurrence of an event described in Section 2.05 (c) of the Indenture, the Holder hereof shall surrender this Global Security to the Trustee for cancellation whereupon, in accordance with said Section 2.05
(c), the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of $1,000 and any integral multiple thereof, and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security.

     All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Ford Motor Credit Company has caused this instrument to be signed by its Chairman of the Board, or its President, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated:  June 11, 1997              FORD MOTOR CREDIT COMPANY



                                   By
                                     -----------------------
                                      Chairman of the Board

[CORPORATE SEAL]


                                   By
                                     ------------------------
                                           Treasurer



Attest:---------------------
        Assistant Secretary

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is the Global Security of the series designated therein referred to in the within-mentioned Indenture.

            FIRST UNION NATIONAL BANK (formerly
              FIRST FIDELITY BANK, NATIONAL ASSOCIATION),
              As Trustee,


By
  ---------------------
    Authorized Officer

            FOR VALUE RECEIVED, the undersigned hereby sells,
                       assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

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(Print or Type Name and Address including Zip Code of Assignee)

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the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:
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     NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.